UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2016

  GREEN DRAGON WOOD PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-53379	26-1133266
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 312, 3rd Floor, New East Ocean Centre

9 Science Museum Road

Kowloon, Hong Kong

(Address of Principal Executive Offices)

Registrant’s telephone number: +852 2482 5168

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 16 , 2016, we entered into a binding Letter of Intent to acquire Zeecol Limited (“Zeecol”), a New Zealand corporation (the “Acquisition”). Zeecol is in the business of converting farm waste to energy and feed. Founded in 2011, Zeecol generates monthly revenues based on the number of cows it has under management, while simultaneously providing regulatory relief to the farms it works with. Its proprietary process makes cow feed from algae grown in farm waste, and Zeecol also processes food wastes from restaurants in its facilities. Additionally, Zeecol acquires farm debt for farm equity at low farm valuations and substantially grows those equity values with low cost feed.

In conjunction with the Acquisition, we would reverse split our issued and outstanding shares of common stock on a 2 for 1 basis, leaving 11,862,500 shares issued and outstanding. On closing, our Chief Executive Officer, Mr. Kwok Leung Lee would deliver 10,060,000 shares of post-split common stock and the Company would issue 50,000,000 shares of common stock to the shareholders of Zeecol in consideration of the acquisition of Zeecol. In consideration, Zeecol will, among things, assume the legal and audit costs of bringing our filings with the Securities and Exchange Commission current. At closing, Zeecol would issue a convertible note to Mr. Lee in the principal amount of $300,000, of which $50,000 will be payable to eliminate certain legal fees due from the Company. In addition, the currently outstanding shares of Series A Preferred Stock of the Company owned by Mr. Lee will be amended to add a conversion feature, the terms of which will be negotiated in connection with the definitive agreements. At closing, the current officers and directors of the Company will resign and be replaced by persons designated by Zeecol.

The closing of the Acquisition is scheduled to be on or before December 31, 2016. The terms of the Letter of Intent are binding on the parties but are also subject to negotiation of a definitive agreement containing customary terms and conditions. There can be no assurance that a definitive agreement will be completed.

The foregoing description of the Letter of Intent does not purport to be complete and is qualified in its entirety by the Letter of Intent, a copy of which are attached as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

The information in this Current Report on Form 8-K (the “Form 8-K”) is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Form 8-K, except as shall be expressly set forth by specific reference in such filing. The information in this Form 8-K will not be deemed an admission as to the materiality of any information in this Form 8-K that is required to be disclosed solely by Regulation FD.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Letter of Intent between Green Dragon Wood Products, Inc. and Zeecol Limited dated November 16. 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Dragon Wood Products, Inc.

Date: November 22, 2016

/s/ Kwok Leung Lee
Name: Kwok Leung Lee
Title: Chief Executive Officer